UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12

DELEK US HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Uzi Yemin, CEO Message: Staying Focused

I’d like to inform you of a recent development that may increase attention on Delek.  One of our shareholders, CVR Energy, Inc., announced yesterday that it intends to nominate candidates for election to our Board of Directors at our 2021 Annual Meeting of Stockholders. Our Board of Directors will review any nominations and will respond as appropriate. A copy of the press release we issued yesterday in response to CVR's statement can be found here:  https://ir.delekus.com/2021-01-14-Delek-US-Confirms-Receipt-of-Letter-from-CVR-Energy

The most important thing for you to know is that it is business as usual. Our Board and leadership team have great confidence in the future of Delek. We are counting on all of you to keep up the great work so we can continue to execute on our plans and meet our operational targets.

As always, it is important for us to speak with one voice. You should not respond to any external inquiries regarding this news. Please direct all external inquiries as follows:

•Investor/Media Relations Contact: Blake Fernandez, Senior Vice President of Investor Relations and Market Intelligence

•All Other Inquiries: Uzi Yemin, Chief Executive Officer

Thank you for your continued dedication and commitment.

Uzi

Forward-Looking Statements
This statement and other written or oral statements made from time to time by Delek US may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “will”, “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements reflect management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. Such factors include but are not limited to those factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, September 30, 2020 and our 2019 Annual Report on Form 10-K, as well as our Current Reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”). Delek US assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

Additional Information
Delek US, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from the company’s shareholders in connection with the matters to be considered at the Company’s 2021 Annual Meeting. Delek US intends to file a proxy statement and a WHITE proxy card with the SEC in connection with any such solicitation of proxies from the Company’s shareholders. DELEK US SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.
Information regarding the ownership of the Company’s stock and other securities by the Company’s directors and executive officers is included in SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website (http://www.delekus.com) in the section “Investors” or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the Company’s 2021 Annual Meeting. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Delek US with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s website at http://www.delekus.com.